Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchanges commission.


                                                                   EXHIBIT 10.21

                                 [NEW SUB LOGO]

CONFIDENTIAL MEMORANDUM

To:               Lance Mortensen  Date:  August 3, 1999

Chairman and CEO
         ZAPME! Corporation

From:             Jon Ellenthal  cc:      Michael Loeb

Re:        Marketing Agreement

Michael and I are very pleased we were able to reach an agreement for NewSub Services and ZAPME! to work together. We have shared our discussions with a number of folks at NewSub. Everyone shares our enthusiasm for moving forward with this relationship and is eager to get started.

The following is intended to describe the nature and terms of our agreement to market NewSub Services' magazine subscription service through the ZAPME! network. Most of these terms were agreed to during our last discussion. Some items, however, were not discussed directly so we proposed what we think makes sense. If everything meets with your satisfaction, we can use this agreement as the basis for an expanded, more formal contract (the "Definitive Agreement"). I will follow-up with you in a couple of days to review any open issues and discuss next steps.

ZAPME! will offer students using the ZAPME! network the chance to sell magazine subscriptions to friends, family and others. As an incentive for selling magazines, students will earn ZAPME! points for him/herself and his/her school.

1. ZAPME! will promote NSS's magazine service to students for its online computer media network and quarterly CD-ROM distributions, and for promotion of the magazine service which will begin with the next release of the CD-ROM, scheduled for Fall, 1999.

2. ZAPME! and NSS agree to consult and work together on marketing and promotional materials.

3. NSS will be responsible for all magazine subscription order processing, fulfillment, merchant processing, customer service and publisher payments.

4. NSS will pay ZAPME! a commission for each net magazine subscription sold according to the following schedule:
         i.   [*] of year 1 net revenue, and;
--------------------
[*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchanges commission.

         ii.  [*] of year 2 net revenue, and;
         iii. [*] of year 3 net revenue.
         Net revenue is defined as gross subscription revenue less cancels. For purposes of commission calculation and payment, a subscription will be considered net if it has not been cancelled within 90 days of the consumer being billed.

5. NSS will provide a supply of free magazine subscriptions for ZAPME!'s use in creating interest and awareness for the program within schools. NSS and ZAPME! will mutually agree on a method for allocating the free subscriptions.

6. ZAPME! will be responsible for all of the costs associated with promotion of the magazine service as well as the costs of ZAPME! points distribution and redemption.

7. The terms of this agreement (the "Term") shall commence on July 12, 1999 and continue until July 12, 2002, unless earlier terminated in accordance with paragraph 8. The Term shall be subject to successive, automatic extensions of one year unless either party provides written notice of termination to the other not less than three (3) months prior to the then current termination date.

8. Either party may, through written notice to the other party, terminate this Agreement for Cause. "Cause" shall be defined as follows:
i. a material breach of any warranty, representation, or obligation; provided, however, that the breaching party shall have thirty (30) calendar days after written notice of the breach, to cure said breach to the reasonable satisfaction of the non-breaching party;
ii. the insolvency of either party as evidenced by bankruptcy, conservatorship, receivership, or similar proceeding;


9. For the term of this agreement, NSS will be ZAPME!'s exclusive magazine service provider in all ZAPME! media.

10. Neither party shall, during or after the Term, disclose any information which is confidential or proprietary to the other party, except with the prior written consent of the other party. Both parties agree to distribute a mutual press release within 30 days of execution of the Definitive Agreement.

NEWSUB SERVICES, INC.                                        ZAPME! CORPORATION
/s/ John Ellenthal                                           /s/ BRUCE D. BOWER
-------------------                                          ------------------
Signature                                                    Signature
President, CEO                                               Bruce D. Bower, VP
---------------                                              ------------------
Name and Title                                               Name and Title
8/3/99                                                       8/3/99
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Date                                                         Date